Exhibit 99.1

TON Strategy Company Approves $250 Million Stock Repurchase Program After Ticker Change

●	Open-ended stock repurchase program unanimously approved by the board
●	Aims to create shareholder value by growing Net Asset Value per Share (NAV/share), including in times of heightened volatility

LAS VEGAS, September 3, 2025 – TON Strategy Company (formerly Verb Technology Company Inc.) (Nasdaq: TONX) (the “Company”), a digital asset treasury company committed to holding Toncoin ($TON), today announced that its Board of Directors has unanimously approved a stock repurchase program authorizing the Company to repurchase up to $250 million of its common stock.

Under the program, repurchases may be made from time to time in open market transactions or through other means in accordance with applicable securities laws. The timing, number of shares of common stock repurchased, and price will depend on a variety of factors including liquidity, market conditions, share price, and other considerations. The program does not obligate the Company to acquire any specific number of shares of the Company’s common stock.

“We are committed to a disciplined capital allocation strategy and look to use our balance sheet to enhance shareholder value by growing NAV/share,” said Manuel Stotz, Executive Chairman of the Company. “Subject to market conditions, among other factors, if the stock trades at a premium to NAV, the company may consider issuing stock to buy $TON. Conversely, the company may consider repurchasing its own stock if it trades at a discount to NAV. The repurchase program provides us with a tool to enable us to do so.”

Formerly Verb Technology Company, TON Strategy Company began trading as TONX on the Nasdaq Capital Market on September 2, 2025, following its renaming. The name change and ticker symbol transition marked a further milestone in the Company’s shift into a dedicated digital asset treasury strategy focused on $TON.

The Company’s approach is to accumulate $TON and provide public market investors with an opportunity to strengthen and secure the TON ecosystem. TON is the only blockchain natively integrated at scale inside a global social platform, powering wallets, payments, and applications across Telegram. It also serves as a developer platform, with a growing community building apps, services, and games that benefit from Telegram’s far-reaching distribution of over 1 billion monthly active users. The Company believes that this unique integration positions TON as one of the most compelling projects at the intersection of crypto and social media, and itself as a significant infrastructure provider within the network.

About TON Strategy Company

TON Strategy Company (Nasdaq: TONX) is focused on the accumulation of Toncoin ($TON) for long-term investment, whether acquired through deployment of proceeds from capital raising transactions, staking rewards or via open market purchases. The Company aims to steadily expand its $TON treasury, stake $TON and to support the development of a tokenized economy inside Telegram’s billion-user platform.

In addition, the Company continues to operate legacy business units, including MARKET.live, a multi-vendor livestream shopping platform, and LyveCom, an AI-powered social commerce innovator that enables brands and merchants to deliver omnichannel livestream shopping experiences across websites, apps, and social platforms.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the growth of NAV/share, the Company’s stock repurchase program, its capital allocation strategy, its TON treasury strategy, and its long-term business plans. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. Important factors that may affect actual results or outcomes include, but are not limited to: risks related to Toncoin and the digital asset industry; the ability of the Company to successfully execute its share repurchase program, its broader capital allocation strategy, and other business initiatives; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and in the Company’s subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts

Media Contact:

ton@sbscomms.com